Exhibit 99.1

Protalix BioTherapeutics Announces Record Date
for the 2017 Annual Meeting of Stockholders

CARMIEL, Israel, February 14, 2017 /GlobeNewswire /Protalix BioTherapeutics, Inc. (NYSE MKT:PLX, TASE:PLX), announced today that its board of directors approved the record date for the Company’s 2017 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on or about April 10, 2017. Holders of the Company’s common stock at the close of business on March 15, 2017, the record date, will be entitled to receive notice of, and to vote at, the Annual Meeting.

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx®. Protalix’s unique expression system presents a proprietary method for developing recombinant proteins in a cost-effective, industrial-scale manner. Protalix’s first product manufactured by ProCellEx, taliglucerase alfa, was approved for marketing by the U.S. Food and Drug Administration (FDA) in May 2012 and, subsequently, by the regulatory authorities of other countries. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights for taliglucerase alfa, excluding Brazil, where Protalix retains full rights. Protalix’s development pipeline includes the following product candidates: pegunigalsidase alfa, a modified version of the recombinant human alpha-GAL-A protein for the treatment of Fabry disease; OPRX-106, an orally-delivered anti-inflammatory treatment; alidornase alfa for the treatment of Cystic Fibrosis; and others.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes, and are valid only as of the date hereof. We disclaim any obligation to update this information, except as may be required by law.

Investor Contact

Marcy Nanus
The Trout Group, LLC
646-378-2927
mnanus@troutgroup.com

Source: Protalix BioTherapeutics, Inc.